Exhibit 99.1

CONTACTS:	Investor Relations:
Leslie Hunziker
(201) 307-2100
investorrelations@hertz.com

Media:
Richard Broome
(201) 307-2486
rbroome@hertz.com

HERTZ REPORTS STRONG THIRD QUARTER IMPROVEMENT

Company establishes several earnings records

•                  Worldwide revenues for the quarter up 3.4% year-over-year (“YOY”), a 6.4% increase excluding foreign exchange.

•                  Record worldwide car rental revenues of $2,152.6 million in the third quarter, on record transaction days.

•                  Worldwide equipment rental revenues increased 12.8%, the seventh consecutive quarter of double-digit YOY growth, driven by an 18.6% revenue increase in the U.S., on record third quarter 12.5% volume growth.

•                  Record adjusted pre-tax income(1) of $424.8 million in the third quarter, compared with $346.9 million adjusted pre-tax income in the prior year period. Record GAAP pre-tax income for the third quarter of $368.9 million, versus $295.7 million in the third quarter of 2011.

•                  U.S. car rental adjusted pre-tax income for the third quarter, up 24.6% YOY, on a margin improvement of 400 bps; worldwide equipment rental adjusted pre-tax income up 36.3% YOY, on a margin improvement of 360 bps.  U.S. car rental GAAP pre-tax income for the third quarter, up 25.2% YOY; worldwide equipment rental GAAP pre-tax income up 39.4% YOY.

•                  Adjusted diluted earnings per share(1) for the quarter of $0.63 versus $0.51 in the third quarter of 2011.  Record GAAP diluted income per share for the quarter of $0.55 versus $0.47 in the third quarter of 2011.

Park Ridge, NJ, October 31, 2012 — Hertz Global Holdings, Inc. (NYSE: HTZ) (with its subsidiaries, the “Company” or “we”) reported third quarter 2012 worldwide revenues of $2.5 billion, an increase of 3.4% year-over-year (a 6.4% increase excluding the effects of foreign currency, primarily in Europe).  Worldwide car rental revenues for the quarter increased 2.1% year-over-year (a 5.3% increase excluding the effects of foreign currency) to a record $2,152.6 million.  Revenues from worldwide equipment rental for the third quarter were $363.0 million, up 12.8% year-over-year (a 14.2% increase excluding the effects of foreign currency), driven by an 18.6% revenue increase in the U.S. and 17.1% in North America.

Third quarter 2012 adjusted pre-tax income was a record $424.8 million increasing 22.5% over the same period in 2011, and income before income taxes (“pre-tax income”), on a GAAP basis, was $368.9 million, an increase of 24.8% over the third quarter of 2011.  Corporate EBITDA(1) for the third quarter of 2012 was a record $607.0 million, an increase of 15.5% from the same period in 2011.

Third quarter 2012 adjusted net income(1) was a record $280.3 million, versus $223.2 million in the same period of 2011, resulting in adjusted diluted earnings per share for the quarter of $0.63, compared with $0.51 for the third quarter of 2011.  Third quarter 2012 net income attributable to Hertz Global Holdings, Inc. and subsidiaries’ common stockholders, or “net income,” on a GAAP basis, was $242.9 million or a record $0.55 per share on a diluted basis, compared with $206.7 million, or $0.47 per share on a diluted basis, for the third quarter of 2011.

Mark P. Frissora, the Company’s Chairman and Chief Executive Officer, said, “ I am especially pleased with our ability to improve the consolidated adjusted operating margin 260 bps in the third quarter despite soft global macro economic conditions.  Margin improvement was driven by a 220 bp decline in consolidated adjusted direct operating and selling, general and administrative expenses as a percentage of sales, and $145 million of incremental efficiency savings.  Additionally, HERC’s 18.6% U.S. revenue growth in the third quarter easily outpaced the competition as we gained momentum in new markets and with new fleet,” he noted.

INCOME MEASUREMENTS, THIRD QUARTER 2012 & 2011

	Q3 2012			Q3 2011
(in millions, except per share amounts)	Pre-tax Income	Net Income	Diluted Earnings Per Share	Pre-tax Income	Net Income	Diluted Earnings Per Share
Earnings Measures, as reported (EPS based on 445.5M and 440.9M diluted shares, respectively)	$368.9	$242.9	$0.55	$295.7	$206.7	0.47
Adjustments:
Purchase accounting	23.9			19.1
Non-cash debt charges	20.5			21.0
Restructuring and related charges	3.5			5.1
Acquisition related costs	8.1			4.6
Management transition costs	—			1.5
Derivative gains	(0.1)			(0.1)
Adjusted pre-tax income	424.8	424.8		346.9	346.9
Assumed provision for income taxes at 34%		(144.5)			(117.9)
Noncontrolling interest		—			(5.8)
Earnings Measures, as adjusted (EPS based on 445.5M and 440.9M diluted shares, respectively)	$424.8	$280.3	$0.63	$346.9	$223.2	0.51

Corporate cash flow(1) in the quarter, and year to date, improved by $308.2 million and $489.5 million respectively.  The year to date improvement was due primarily to higher earnings before interest, depreciation and amortization, improved working capital, and reduced interest expense.  The Company ended the third quarter of 2012 with total debt of $12.7 billion and net corporate debt(1) of $4.3 billion, compared with total debt of $12.5 billion and net corporate debt of $4.4 billion as of September 30, 2011. Net corporate debt decreased since September 30, 2011 by $183 million, as cash flow was used to fund $238 million in acquisitions and to reduce corporate debt balances.

WORLDWIDE CAR RENTAL

Worldwide car rental revenues were a record $2,152.6 million for the third quarter of 2012, an increase of 2.1% (a 5.3% increase excluding the effects of foreign currency) from the prior year period. The Company achieved record transaction days for the quarter which increased 3.4% over the third quarter of 2011 [6.1% U.S.; (1.8)% International]. U.S. off-airport total revenues for the third quarter increased 4.1% year-over-year, and transaction days increased 6.3% from the prior year period. Worldwide rental rate revenue per transaction day(1) (“RPD”) for the quarter decreased 2.6% [(2.8)% U.S.; (2.0)% International] from the prior year period.  RPD continues to be impacted by the shift in the mix between airport and off-airport rentals.  When adjusted for mix, third quarter U.S. RPD decreased only 2.1%.  The Company noted that it managed fleets tighter in the third quarter due to the negative pricing environment.  While volume growth was tempered as a result, U.S. fleet efficiency reached an all-time high of 82.8%.

Growth in off-airport rentals, and specifically growth in replacement rentals, which have longer rental lengths, has a negative impact on RPD. However, it is important to note that off-airport’s profit contribution is growing significantly. There is continued pressure on commercial pricing as well as in the deep value segment, where new competitors are aggressively discounting rentals in an attempt to gain market share.  In Europe, improved pricing in commercial rentals is being more than offset by negative pricing for leisure rentals, where demand is softest.

Worldwide car rental adjusted pre-tax income for the third quarter of 2012 was a record $428.7 million, an increase of $53.4 million from $375.3 million in the prior year period.  The result was driven primarily by increased volume, strong cost management performance and lower net depreciation per vehicle, partially offset by a decrease in RPD. As a result, worldwide car rental achieved a record adjusted pre-tax margin(1) of 19.9% for the quarter, versus 17.8% in the prior year period.

The worldwide average number of Company-operated cars for the third quarter of 2012 was 703,200, an increase of 5.3% over the prior year period, and a 2.2% increase year-over-year excluding the effects of the Donlen acquisition.

WORLDWIDE EQUIPMENT RENTAL

Worldwide equipment rental revenues were $363.0 million for the third quarter of 2012, a 12.8% increase (a 14.2% increase excluding the effects of foreign currency) from the prior year period, driven by an 18.6% revenue increase in the U.S. and 17.1% in North America.

Adjusted pre-tax income for worldwide equipment rental for the third quarter of 2012 was $76.2 million, an improvement of $20.3 million from $55.9 million in the prior year period, primarily attributable to the effects of increased volume and pricing and cost management initiatives.  Worldwide equipment rental achieved an adjusted pre-tax margin of 21.0% and a Corporate EBITDA margin(1) of 45.6% for the quarter.

The average acquisition cost of rental equipment operated during the third quarter of 2012 increased by 11.0% year-over-year and net revenue earning equipment as of September 30, 2012 was $2,184.8 million, compared to $2,030.0 million as of June 30, 2012.

OUTLOOK

The Company reaffirms its full year 2012 revenues, Corporate EBITDA, adjusted pre-tax income, adjusted net income and adjusted diluted earnings per share guidance provided on May 2, 2012.  The Company expects to generate worldwide revenues in the range of $8.9 billion to $9.0 billion, Corporate EBITDA in the range of $1.60 billion to $1.66 billion, adjusted pre-tax income in the range of $870 million to $940 million, adjusted net income in the range of $570 million to $620 million and adjusted diluted earnings per share in the range of $1.28 to $1.38 (based on 450 million shares).(2)

RESULTS OF THE HERTZ CORPORATION

The Company’s operating subsidiary, The Hertz Corporation (“Hertz”), posted the same revenues for the third quarter of 2012 as the Company.  Hertz’s third quarter 2012 pre-tax income was $382.1 million versus the Company’s pre-tax income of $368.9 million.  The difference between Hertz’s and the Company’s results is primarily due to additional interest expense recognized by the Company on its 5.25% Convertible Senior Notes issued in May and September 2009.

(1)         Adjusted pre-tax income, adjusted pre-tax margin, Corporate EBITDA, Corporate EBITDA margin, adjusted net income, adjusted diluted earnings per share, corporate cash flow, net corporate debt and rental rate revenue per transaction day are non-GAAP measures.  See the accompanying Tables and Exhibit for the reconciliations and definitions for each of these non-GAAP measures and the reason the Company’s management believes that these measures provide useful information to investors regarding the Company’s financial condition and results of operations.

(2)         Management believes that Corporate EBITDA, adjusted pre-tax income, adjusted net income and adjusted diluted earnings per share are useful in measuring the comparable results of the Company period-over-period.  The GAAP measures most directly comparable to Corporate EBITDA, adjusted pre-tax income, adjusted net income and adjusted diluted earnings per share are (i) pre-tax income and cash flows from operating activities, (ii) pre-tax income, (iii) net income, and (iv) diluted earnings per share, respectively.  Because of the forward-looking nature of the Company’s forecasted Corporate EBITDA, adjusted pre-tax income, adjusted net income and adjusted diluted earnings per share, specific quantifications of the amounts that would be required to reconcile forecasted cash flows from operating activities, pre-tax income and net income are not available.  The Company believes that there is a degree of volatility with respect to certain of the Company’s GAAP measures, primarily related to fair value accounting for its financial assets (which includes the Company’s derivative financial instruments), its income tax reporting and certain adjustments made to arrive at the relevant non-GAAP measures, which preclude the Company from providing accurate forecasted GAAP to non-GAAP reconciliations.  Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP Corporate EBITDA, adjusted pre-tax income, adjusted net income and adjusted diluted earnings per share to forecasted cash flows from operating activities, pre-tax income, net income and diluted earnings per share would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

CONFERENCE CALL INFORMATION

The Company’s third quarter 2012 earnings conference call will be held on Thursday, November 1, 2012, at 10:00 a.m. (EDT). To access the conference call live, dial 800-398-9389 in the U.S. and 651-291-0618 for international callers using the passcode: 268533 or listen via webcast at www.hertz.com/investorrelations. The conference call will be available for replay one hour following the conclusion of the call until November 15, 2012 by calling 800-475-6701 in the U.S. or 320-365-3844 for international callers with the passcode: 268533.  The press release and related tables containing the reconciliations of non-GAAP measures will be available on our website, www.hertz.com/investorrelations.

ABOUT THE COMPANY

Hertz is the largest worldwide airport general use car rental brand, operating from approximately 8,800 corporate and licensee locations in approximately 150 countries in North America, Europe, Latin America, Asia, Australia, Africa, the Middle East and New Zealand. Hertz is the number one airport car rental brand in the U.S. and at 111 major airports in Europe.  In addition, the Company has sales and marketing centers in 60 countries which promote Hertz business both within and outside such country. Product and service initiatives such as Hertz Gold Choice, Hertz #1 Club Gold®, NeverLost® customized, onboard navigation systems, Sirius XM Satellite Radio, and unique cars and SUVs offered through the Company’s Adrenaline, Prestige and Green Traveler Collections, set Hertz apart from the competition. In 2008, the Company entered the global car sharing market with its service now referred to as Hertz On Demand which rents cars by the hour and/or by the day, at various locations in the U.S., Canada and Europe.  Hertz also operates one of the world’s largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of rental equipment, from small tools and supplies to earthmoving equipment, as well as new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers, from approximately 340 branches in the United States, Canada, China, France, Spain and Saudi Arabia, as well as through its international licensees.  Hertz also owns Donlen Corporation, based in Northbrook, Illinois, which is a leader in providing fleet leasing and management services.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning the Company’s outlook, anticipated revenues and results of operations, as well as any other statement that does not directly relate to any historical or current fact. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative.

Among other items, such factors could include: our ability to obtain regulatory approval for and to  consummate an acquisition of Dollar Thrifty Automotive Group; the risk that expected synergies, operational efficiencies and cost savings from a Dollar Thrifty acquisition may not be fully realized or realized within the expected time frame; the operational and profitability impact of divestitures that may be required to be undertaken to secure regulatory approval for an acquisition of Dollar Thrifty; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including on our pricing policies or use of incentives; occurrences that disrupt rental activity during our peak periods; our ability to achieve cost savings and efficiencies and realize opportunities to increase productivity and profitability; an increase in our fleet costs as a result of an increase in the cost of new vehicles and/or a decrease in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs; our ability to accurately estimate future levels of rental activity and adjust the size of our fleet accordingly; our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning equipment and to refinance our existing indebtedness; safety recalls by the manufacturers of our vehicles and equipment; a major disruption in our communication or centralized information networks; financial instability of the manufacturers of our vehicles and equipment; any impact on us from the actions of our licensees, franchisees, dealers and independent contractors; our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; our ability to successfully integrate acquisitions and complete dispositions; our ability to maintain favorable brand recognition; costs and risks associated with litigation; risks related to our indebtedness, including our substantial amount of debt and our ability to incur substantially more debt and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our senior credit facilities, our outstanding unsecured senior notes and certain asset-backed and asset-based funding arrangements; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; changes in existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates; changes to our senior management team; the effect of tangible and intangible asset impairment charges; the impact of our derivative instruments, which can be affected by fluctuations in interest rates and commodity prices; and our exposure to fluctuations in foreign exchange rates.  Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The Company therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Tables and Exhibit:

Table 1:	Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2012 and 2011
Table 2:	Condensed Consolidated Statements of Operations As Reported and As Adjusted for the Three and Nine Months Ended September 30, 2012 and 2011
Table 3:	Segment and Other Information for the Three and Nine Months Ended September 30, 2012 and 2011
Table 4:

Selected Operating and Financial Data as of or for the Three and Nine Months Ended September 30, 2012 compared to September 30, 2011 and Selected Balance Sheet Data as of September 30, 2012 and December 31, 2011

Table 5:	Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss), Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share for the Three and Nine Months Ended September 30, 2012 and 2011
Table 6:

Non-GAAP Reconciliations of EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow Before Fleet Growth and Corporate Cash Flow for the Three and Nine Months Ended September 30, 2012 and 2011

Table 7:

Non-GAAP Reconciliations of Operating Cash Flows to EBITDA for Three and Nine Months Ended September 30, 2012 and 2011, Net Corporate Debt, Net Fleet Debt and Total Net Debt as of September 30, 2012, 2011 and 2010, June 30, 2012 and 2011, and December 31, 2011 and 2010, Car Rental Rate Revenue per Transaction Day and Equipment Rental and Rental Related Revenue for the Three and Nine Months Ended September 30, 2012 and 2011

Exhibit 1: Non-GAAP Measures: Definitions and Use/Importance

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	September 30,		of Total Revenues
	2012	2011	2012	2011
Total revenues	$2,516.2	$2,432.3	100.0%	100.0%

Expenses:
Direct operating	1,241.1	1,247.6	49.3%	51.2%
Depreciation of revenue earning equipment and lease charges	560.5	523.3	22.3%	21.5%
Selling, general and administrative	201.0	197.6	8.0%	8.1%
Interest expense	154.9	169.3	6.1%	7.0%
Interest income	(0.7)	(1.2)	—%	—%
Other (income) expense, net	(9.5)	—	(0.4)%	—%
Total expenses	2,147.3	2,136.6	85.3%	87.8%
Income before income taxes	368.9	295.7	14.7%	12.2%
Provision for taxes on income	(126.0)	(83.2)	(5.0)%	(3.4)%
Net income	242.9	212.5	9.7%	8.8%
Less: Net income attributable to noncontrolling interest	—	(5.8)	—%	(0.3)%
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$242.9	$206.7	9.7%	8.5%

Weighted average number of shares outstanding:
Basic	420.6	416.6
Diluted	445.5	440.9

Earnings per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.58	$0.50
Diluted	$0.55	$0.47

	Nine Months Ended		As a Percentage
	September 30,		of Total Revenues
	2012	2011	2012	2011
Total revenues	$6,702.3	$6,284.6	100.0%	100.0%

Expenses:
Direct operating	3,545.2	3,508.6	52.9%	55.8%
Depreciation of revenue earning equipment and lease charges	1,594.4	1,379.0	23.8%	21.9%
Selling, general and administrative	615.3	575.4	9.2%	9.2%
Interest expense	469.4	532.1	7.0%	8.5%
Interest income	(2.3)	(4.7)	—%	(0.1)%
Other (income) expense, net	(10.5)	62.7	(0.2)%	1.0%
Total expenses	6,211.5	6,053.1	92.7%	96.3%
Income (loss) before income taxes	490.8	231.5	7.3%	3.7%
Provision for taxes on income	(211.3)	(87.9)	(3.1)%	(1.4)%
Net income	279.5	143.6	4.2%	2.3%
Less: Net income attributable to noncontrolling interest	—	(14.5)	—%	(0.2)%
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$279.5	$129.1	4.2%	2.1%

Weighted average number of shares outstanding:
Basic	419.6	415.6
Diluted	447.1	447.3

Earnings per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.67	$0.31
Diluted	$0.63	$0.29

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,516.2	$—		$2,516.2	$2,432.3	$—		$2,432.3

Expenses:
Direct operating	1,241.1	(25.1	)(a)	1,216.0	1,247.6	(21.2	)(a)	1,226.4
Depreciation of revenue earning equipment and lease charges	560.5	(2.5	)(b)	558.0	523.3	(0.6	)(b)	522.7
Selling, general and administrative	201.0	(7.8	)(c)	193.2	197.6	(8.4	)(c)	189.2
Interest expense	154.9	(20.5	)(d)	134.4	169.3	(21.0	)(d)	148.3
Interest income	(0.7)	—		(0.7)	(1.2)	—		(1.2)
Other (income) expense, net	(9.5)	—		(9.5)	—	—		—
Total expenses	2,147.3	(55.9)		2,091.4	2,136.6	(51.2)		2,085.4
Income before income taxes	368.9	55.9		424.8	295.7	51.2		346.9
Provision for taxes on income	(126.0)	(18.5	)(f)	(144.5)	(83.2)	(34.7	)(f)	(117.9)
Net income	242.9	37.4		280.3	212.5	16.5		229.0
Less: Net income attributable to noncontrolling interest	—	—		—	(5.8)	—		(5.8)
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$242.9	$37.4		$280.3	$206.7	$16.5		$223.2

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$6,702.3	$—		$6,702.3	$6,284.6	$—		$6,284.6

Expenses:
Direct operating	3,545.2	(88.6	)(a)	3,456.6	3,508.6	(86.8	)(a)	3,421.8
Depreciation of revenue earning equipment and lease charges	1,594.4	(8.0	)(b)	1,586.4	1,379.0	(6.5	)(b)	1,372.5
Selling, general and administrative	615.3	(34.4	)(c)	580.9	575.4	(20.1	)(c)	555.3
Interest expense	469.4	(66.3	)(d)	403.1	532.1	(108.0	)(d)	424.1
Interest income	(2.3)	—		(2.3)	(4.7)	—		(4.7)
Other (income) expense, net	(10.5)	—		(10.5)	62.7	(62.4	)(e)	0.3
Total expenses	6,211.5	(197.3)		6,014.2	6,053.1	(283.8)		5,769.3
Income before income taxes	490.8	197.3		688.1	231.5	283.8		515.3
Provision for taxes on income	(211.3)	(22.7	)(f)	(234.0)	(87.9)	(87.3	)(f)	(175.2)
Net income	279.5	174.6		454.1	143.6	196.5		340.1
Less: Net income attributable to noncontrolling interest	—	—		—	(14.5)	—		(14.5)
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$279.5	$174.6		$454.1	$129.1	$196.5		$325.6

(a)      Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended September 30, 2012 and 2011, also includes restructuring and restructuring related charges of $4.3 million and $2.8 million, respectively.   For the nine months ended September 30, 2012 and 2011, also includes restructuring and restructuring related charges of $21.3 million and $38.1 million.

(b)     Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)      Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended September 30, 2012 and 2011, also includes restructuring and restructuring related charge (benefit) of $(0.9) million and $2.2 million, respectively.  For the nine months ended September 30, 2012 and 2011, also includes restructuring and restructuring related charges of $13.2 million and $8.7 million, respectively. For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)     Represents non-cash debt charges relating to the amortization and write off of deferred debt financing costs and debt discounts.

(e)      Represents premiums paid to redeem our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes.

(f)       Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2012 and 2011).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Car rental	$2,152.6	$2,109.1	$5,700.4	$5,388.3
Equipment rental	363.0	321.7	1,000.1	891.6
Other reconciling items	0.6	1.5	1.8	4.7
	$2,516.2	$2,432.3	$6,702.3	$6,284.6

Depreciation of property and equipment:
Car rental	$30.1	$29.9	$90.8	$86.6
Equipment rental	8.1	8.8	24.7	25.4
Other reconciling items	3.2	2.0	9.6	5.8
	$41.4	$40.7	$125.1	$117.8

Amortization of other intangible assets:
Car rental	$9.3	$8.2	$27.7	$23.3
Equipment rental	10.1	8.9	29.9	26.8
Other reconciling items	0.5	0.4	1.3	1.1
	$19.9	$17.5	$58.9	$51.2

Income (loss) before income taxes:
Car rental	$404.4	$352.0	$700.8	$625.1
Equipment rental	63.0	45.2	101.1	24.2
Other reconciling items	(98.5)	(101.5)	(311.1)	(417.8)
	$368.9	$295.7	$490.8	$231.5

Corporate EBITDA (a):
Car rental	$461.5	$412.6	$886.7	$782.0
Equipment rental	165.4	135.5	399.1	339.8
Other reconciling items	(19.9)	(22.4)	(63.1)	(67.6)
	$607.0	$525.7	$1,222.7	$1,054.2

Adjusted pre-tax income (loss) (a):
Car rental	$428.7	$375.3	$797.8	$678.8
Equipment rental	76.2	55.9	144.6	99.5
Other reconciling items	(80.1)	(84.3)	(254.3)	(263.0)
	$424.8	$346.9	$688.1	$515.3

Adjusted net income (loss) (a):
Car rental	$282.9	$247.7	$526.5	$448.0
Equipment rental	50.3	36.9	95.4	65.7
Other reconciling items	(52.9)	(61.4)	(167.8)	(188.1)
	$280.3	$223.2	$454.1	$325.6

Adjusted diluted number of shares outstanding (a)	445.5	440.9	447.1	447.3

Adjusted diluted earnings per share (a)	$0.63	$0.51	$1.02	$0.73

(a)                       Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Note:        “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Nine	Percent
	Months	change	Months	change
	Ended, or as of	from	Ended, or as of	from
	September 30,	prior year	September 30,	prior year
	2012	period	2012	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	7,704	4.0%	21,608	5.0%
Domestic (Hertz)	5,675	5.7%	16,131	6.8%
International (Hertz)	2,029	(0.6)%	5,477	(0.1)%

Worldwide transaction days (in thousands)	41,613	3.4%	110,538	5.6%
Domestic (Hertz)	28,077	6.1%	77,214	8.5%
International (Hertz)	13,536	(1.8)%	33,324	(0.7)%

Worldwide rental rate revenue per transaction day (a)	$41.09	(2.6)%	$40.34	(3.3)%
Domestic (Hertz)	$40.27	(2.8)%	$39.31	(3.4)%
International (Hertz) (b)	$42.79	(2.0)%	$42.73	(2.5)%

Worldwide average number of company-operated cars during period	703,200	5.3%	651,400	6.2%
Domestic (Hertz company-operated)	368,400	4.5%	347,300	6.7%
International (Hertz company-operated)	181,600	(2.2)%	157,200	(1.1)%
Donlen (under lease and maintenance)	153,200	18.7%	146,900	13.8%

Worldwide revenue earning equipment, net (in millions)	$10,036.4	1.8%	$10,036.4	1.8%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$331.2	14.0%	$908.5	13.8%
Same store revenue growth, including initiatives (a) (b)	8.1%	N/M	8.1%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$3,141.0	11.0%	$3,017.9	8.1%
Worldwide revenue earning equipment, net (in millions)	$2,184.8	22.8%	$2,184.8	22.8%

Other Financial Data (in millions)

Cash flows provided by operating activities	$971.5	1.0%	$2,129.9	29.2%
Corporate cash flow (a)	(121.4)	71.7%	(535.2)	47.8%
EBITDA (a)	1,145.1	10.1%	2,737.0	19.3%
Corporate EBITDA (a)	607.0	15.5%	1,222.7	16.0%

	September 30,	December 31,
Selected Balance Sheet Data (in millions)	2012	2011
Cash and cash equivalents	$453.4	$931.8
Total revenue earning equipment, net	12,221.2	10,105.4
Total assets	19,539.1	17,673.5
Total debt	12,720.9	11,317.1
Net corporate debt (a)	4,256.4	3,678.6
Net fleet debt (a)	7,634.3	6,398.7
Total net debt (a)	11,890.7	10,077.3
Total equity	2,542.3	2,234.7

(a)    Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)    Based on 12/31/11 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$2,152.6	$363.0	$0.6	$2,516.2	$2,109.1	$321.7	$1.5	$2,432.3
Expenses:
Direct operating and selling, general and administrative	1,184.7	217.8	39.6	1,442.1	1,205.7	203.9	35.6	1,445.2
Depreciation of revenue earning equipment and lease charges	490.5	70.0	—	560.5	461.3	62.0	—	523.3
Interest expense	82.6	12.8	59.5	154.9	91.2	10.7	67.4	169.3
Interest income	(0.5)	(0.2)	—	(0.7)	(1.1)	(0.1)	—	(1.2)
Other (income) expense, net	(9.1)	(0.4)	—	(9.5)	—	—	—	—
Total expenses	1,748.2	300.0	99.1	2,147.3	1,757.1	276.5	103.0	2,136.6
Income (loss) before income taxes	404.4	63.0	(98.5)	368.9	352.0	45.2	(101.5)	295.7
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.7	10.6	1.1	21.4	8.0	9.6	0.9	18.5
Depreciation of revenue earning equipment	2.5	—	—	2.5	—	0.6	—	0.6
Non-cash debt charges (b)	10.2	1.1	9.2	20.5	11.1	0.6	9.3	21.0
Restructuring charges (c)	0.2	1.3	—	1.5	2.8	(0.9)	—	1.9
Restructuring related charges (c)	1.8	0.2	—	2.0	1.5	0.8	0.9	3.2
Derivative gains (c)	(0.1)	—	—	(0.1)	(0.1)	—	—	(0.1)
Acquisition related costs (d)	—	—	8.1	8.1	—	—	4.6	4.6
Management transition costs (d)	—	—	—	—	—	—	1.5	1.5
Adjusted pre-tax income (loss)	428.7	76.2	(80.1)	424.8	375.3	55.9	(84.3)	346.9
Assumed (provision) benefit for income taxes of 34%	(145.8)	(25.9)	27.2	(144.5)	(127.6)	(19.0)	28.7	(117.9)
Noncontrolling interest	—	—	—	—	—	—	(5.8)	(5.8)
Adjusted net income (loss)	$282.9	$50.3	$(52.9)	$280.3	$247.7	$36.9	$(61.4)	$223.2

Adjusted diluted number of shares outstanding				445.5				440.9

Adjusted diluted earnings per share				$0.63				$0.51

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$5,700.4	$1,000.1	$1.8	$6,702.3	$5,388.3	$891.6	$4.7	$6,284.6
Expenses:
Direct operating and selling, general and administrative	3,373.9	665.4	121.2	4,160.5	3,336.0	639.6	108.4	4,084.0
Depreciation of revenue earning equipment and lease charges	1,396.2	198.2	—	1,594.4	1,185.3	193.7	—	1,379.0
Interest expense	240.3	37.2	191.9	469.4	245.7	34.1	252.3	532.1
Interest income	(1.7)	(0.4)	(0.2)	(2.3)	(3.8)	(0.3)	(0.6)	(4.7)
Other (income) expense, net	(9.1)	(1.4)	—	(10.5)	—	0.3	62.4	62.7
Total expenses	4,999.6	899.0	312.9	6,211.5	4,763.2	867.4	422.5	6,053.1
Income (loss) before income taxes	700.8	101.1	(311.1)	490.8	625.1	24.2	(417.8)	231.5
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	34.5	31.4	3.0	68.9	24.6	28.4	2.6	55.6
Depreciation of revenue earning equipment	8.0	—	—	8.0	—	6.6	—	6.6
Non-cash debt charges (b)	32.0	3.7	30.6	66.3	31.9	4.5	71.6	108.0
Restructuring charges (c)	17.2	8.1	1.7	27.0	7.3	32.7	0.4	40.4
Restructuring related charges (c)	5.4	0.3	1.9	7.6	2.4	3.1	0.9	6.4
Derivative (gains) losses (c)	(0.1)	—	—	(0.1)	0.6	—	(0.7)	(0.1)
Pension adjustment (c)	—	—	—	—	(13.1)	—	—	(13.1)
Acquisition related costs (d)	—	—	19.6	19.6	—	—	13.6	13.6
Management transition costs (d)	—	—	—	—	—	—	4.0	4.0
Premiums paid on debt (e)	—	—	—	—	—	—	62.4	62.4
Adjusted pre-tax income (loss)	797.8	144.6	(254.3)	688.1	678.8	99.5	(263.0)	515.3
Assumed (provision) benefit for income taxes of 34%	(271.3)	(49.2)	86.5	(234.0)	(230.8)	(33.8)	89.4	(175.2)
Noncontrolling interest	—	—	—	—	—	—	(14.5)	(14.5)
Adjusted net income (loss)	$526.5	$95.4	$(167.8)	$454.1	$448.0	$65.7	$(188.1)	$325.6

Adjusted diluted number of shares outstanding				447.1				447.3

Adjusted diluted earnings per share				$1.02				$0.73

(a)         Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of workers’ compensation and public liability and property damage liabilities.  Also represents the purchase accounting effects of subsequent acquisitions on our results of operations relating to increased depreciation and amortization of intangible assets.

(b)         Represents non-cash debt charges relating to the amortization and write-off of deferred debt financing costs and debt discounts.

(c)          Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.

(d)         Amounts are included within selling, general and administrative expense in our statement of operations.

(e)          Represents premiums paid to redeem our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes.  These costs are included within other (income) expense, net in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND CORPORATE CASH FLOW

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$404.4	$63.0	$(98.5)	$368.9	$352.0	$45.2	$(101.5)	$295.7
Depreciation, amortization and other purchase accounting	530.0	88.3	3.7	622.0	499.6	79.8	2.7	582.1
Interest, net of interest income	82.1	12.6	59.5	154.2	90.1	10.6	67.4	168.1
Noncontrolling interest	—	—	—	—	—	—	(5.8)	(5.8)
EBITDA	1,016.5	163.9	(35.3)	1,145.1	941.7	135.6	(37.2)	1,040.1
Adjustments:
Car rental fleet interest	(76.5)	—	—	(76.5)	(83.0)	—	—	(83.0)
Car rental fleet depreciation	(490.5)	—	—	(490.5)	(461.3)	—	—	(461.3)
Non-cash expenses and charges (a)	10.0	—	7.3	17.3	10.9	—	7.8	18.7
Extraordinary, unusual or non-recurring gains and losses (b)	2.0	1.5	8.1	11.6	4.3	(0.1)	7.0	11.2
Corporate EBITDA	$461.5	$165.4	$(19.9)	607.0	$412.6	$135.5	$(22.4)	525.7
Non-fleet capital expenditures, net				(54.1)				(57.1)
Changes in working capital:
Receivables, excluding car rental fleet receivables				(9.2)				36.6
Accounts payable and capital leases				(500.2)				(578.6)
Accrued liabilities and other				5.0				103.6
Acquisition and other investing activities				(23.4)				(212.5)
Other financing activities, excluding debt				(4.1)				(4.6)
Foreign exchange impact on cash and cash equivalents				5.8				(17.6)
Unlevered pre-tax cash flow				26.8				(204.5)
Corporate net cash interest				(40.7)				(64.2)
Corporate cash taxes				(5.3)				(7.2)
Levered after-tax cash flow before fleet growth				(19.2)				(275.9)
Equipment rental revenue earning equipment expenditures, net of disposal proceeds				(195.7)				(157.7)
Car rental fleet equity requirement				93.5				4.0
Corporate cash flow				$(121.4)				$(429.6)

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$700.8	$101.1	$(311.1)	$490.8	$625.1	$24.2	$(417.8)	$231.5
Depreciation, amortization and other purchase accounting	1,515.4	252.8	10.9	1,779.1	1,295.8	246.0	8.0	1,549.8
Interest, net of interest income	238.6	36.8	191.7	467.1	241.9	33.8	251.7	527.4
Noncontrolling interest	—	—	—	—	—	—	(14.5)	(14.5)
EBITDA	2,454.8	390.7	(108.5)	2,737.0	2,162.8	304.0	(172.6)	2,294.2
Adjustments:
Car rental fleet interest	(225.9)	—	—	(225.9)	(223.9)	—	—	(223.9)
Car rental fleet depreciation	(1,396.2)	—	—	(1,396.2)	(1,185.3)	—	—	(1,185.3)
Non-cash expenses and charges (a)	31.4	—	22.2	53.6	18.7	—	23.7	42.4
Extraordinary, unusual or non-recurring gains and losses (b)	22.6	8.4	23.2	54.2	9.7	35.8	81.3	126.8
Corporate EBITDA	$886.7	$399.1	$(63.1)	1,222.7	$782.0	$339.8	$(67.6)	1,054.2
Non-fleet capital expenditures, net				(134.8)				(154.1)
Changes in working capital:
Receivables, excluding car rental fleet receivables				(237.4)				(137.1)
Accounts payable and capital leases				188.9				45.9
Accrued liabilities and other				(28.0)				(107.6)
Acquisition and other investing activities				(223.9)				(255.1)
Other financing activities, excluding debt				(23.3)				(94.5)
Foreign exchange impact on cash and cash equivalents				1.0				14.0
Unlevered pre-tax cash flow				765.2				365.7
Corporate net cash interest				(207.8)				(294.8)
Corporate cash taxes				(43.0)				(32.5)
Levered after-tax cash flow before fleet growth				514.4				38.4
Equipment rental revenue earning equipment expenditures, net of disposal proceeds				(502.1)				(290.7)
Car rental fleet equity requirement				(547.5)				(772.4)
Corporate cash flow				$(535.2)				$(1,024.7)

Table 6 (pg. 2)

(a)         As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$10.1	$—	$—	$10.1	$11.0	$—	$—	$11.0
Non-cash stock-based employee compensation charges	—	—	7.3	7.3	—	—	7.8	7.8
Derivative gains	(0.1)	—	—	(0.1)	(0.1)	—	—	(0.1)
Total non-cash expenses and charges	$10.0	$—	$7.3	$17.3	$10.9	$—	$7.8	$18.7

NON-CASH EXPENSES AND CHARGES

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$31.5	$—	$—	$31.5	$31.2	$—	$—	$31.2
Non-cash stock-based employee compensation charges	—	—	22.2	22.2	—	—	24.4	24.4
Derivative (gains) losses	(0.1)	—	—	(0.1)	0.6	—	(0.7)	(0.1)
Pension adjustment	—	—	—	—	(13.1)	—	—	(13.1)
Total non-cash expenses and charges	$31.4	$—	$22.2	$53.6	$18.7	$—	$23.7	$42.4

(b)         As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.  The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$0.2	$1.3	$—	$1.5	$2.8	$(0.9)	$—	$1.9
Restructuring related charges	1.8	0.2	—	2.0	1.5	0.8	0.9	3.2
Acquisition related costs	—	—	8.1	8.1	—	—	4.6	4.6
Management transition costs	—	—	—	—	—	—	1.5	1.5
Total extraordinary, unusual or non-recurring items	$2.0	$1.5	$8.1	$11.6	$4.3	$(0.1)	$7.0	$11.2

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$17.2	$8.1	$1.7	$27.0	$7.3	$32.7	$0.4	$40.4
Restructuring related charges	5.4	0.3	1.9	7.6	2.4	3.1	0.9	6.4
Acquisition related costs	—	—	19.6	19.6	—	—	13.6	13.6
Premiums paid on debt	—	—	—	—	—	—	62.4	62.4
Management transition costs	—	—	—	—	—	—	4.0	4.0
Total extraordinary, unusual or non-recurring items	$22.6	$8.4	$23.2	$54.2	$9.7	$35.8	$81.3	$126.8

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net cash provided by operating activities	$971.5	$961.6	$2,129.9	$1,648.5
Amortization and write-off of debt costs	(20.6)	(21.0)	(66.0)	(107.9)
Provision for losses on doubtful accounts	(9.9)	(6.9)	(23.5)	(21.2)
Derivative gains (losses)	(1.6)	12.1	(0.7)	14.3
Gain on sale of property and equipment	1.2	0.5	1.9	5.2
Gain on disposal of business	9.1	—	9.1	—
Loss on revaluation of foreign denominated debt	—	—	(2.5)	—
Stock-based compensation charges	(7.3)	(7.8)	(22.3)	(24.4)
Asset writedowns	—	0.5	(3.2)	(22.8)
Lease charges	19.1	26.1	63.6	72.4
Noncontrolling interest	—	(5.8)	—	(14.5)
Deferred income taxes	(73.1)	(57.0)	(104.4)	(27.8)
Provision for taxes on income	126.0	83.2	211.3	87.9
Interest expense, net of interest income	154.2	168.1	467.1	527.4
Changes in assets and liabilities	(23.5)	(113.5)	76.7	157.1
EBITDA	$1,145.1	$1,040.1	$2,737.0	$2,294.2

NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,	September 30,
	2012	2012	2011	2011	2011	2010	2010

Total Corporate Debt	$4,784.4	$4,767.9	$4,704.8	$4,942.4	$4,846.8	$5,830.7	$5,334.7
Total Fleet Debt	7,936.5	7,700.0	6,612.3	7,563.9	6,846.8	5,475.7	6,712.2
Total Debt	$12,720.9	$12,467.9	$11,317.1	$12,506.3	$11,693.6	$11,306.4	$12,046.9

Corporate Restricted Cash
Restricted Cash, less:	$376.8	$175.4	$308.0	$332.8	$274.3	$207.6	$739.6
Restricted Cash Associated with Fleet Debt	(302.2)	(104.0)	(213.6)	(215.6)	(183.2)	(115.6)	(663.4)
Corporate Restricted Cash	$74.6	$71.4	$94.4	$117.2	$91.1	$92.0	$76.2

Net Corporate Debt
Corporate Debt, less:	$4,784.4	$4,767.9	$4,704.8	$4,942.4	$4,846.8	$5,830.7	$5,334.7
Cash and Cash Equivalents	(453.4)	(586.2)	(931.8)	(385.8)	(747.6)	(2,374.2)	(1,483.3)
Corporate Restricted Cash	(74.6)	(71.4)	(94.4)	(117.2)	(91.1)	(92.0)	(76.2)
Net Corporate Debt	$4,256.4	$4,110.3	$3,678.6	$4,439.4	$4,008.1	$3,364.5	$3,775.2

Net Fleet Debt
Fleet Debt, less:	$7,936.5	$7,700.0	$6,612.3	$7,563.9	$6,846.8	$5,475.7	$6,712.2
Restricted Cash Associated with Fleet Debt	(302.2)	(104.0)	(213.6)	(215.6)	(183.2)	(115.6)	(663.4)
Net Fleet Debt	$7,634.3	$7,596.0	$6,398.7	$7,348.3	$6,663.6	$5,360.1	$6,048.8

Total Net Debt	$11,890.7	$11,706.3	$10,077.3	$11,787.7	$10,671.7	$8,724.6	$9,824.0

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Car rental segment revenues (b)	$2,152.6	$2,109.1	$5,700.4	$5,388.3
Non-rental rate revenue	(453.3)	(351.8)	(1,242.0)	(887.8)
Foreign currency adjustment	10.5	(59.4)	1.0	(134.5)
Rental rate revenue	$1,709.8	$1,697.9	$4,459.4	$4,366.0
Transactions days (in thousands)	41,613	40,231	110,538	104,707
Rental rate revenue per transaction day (in whole dollars)	$41.09	$42.20	$40.34	$41.70

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Equipment rental segment revenues	$363.0	$321.7	$1,000.1	$891.6
Equipment sales and other revenue	(30.7)	(26.0)	(88.3)	(78.8)
Foreign currency adjustment	(1.1)	(5.2)	(3.3)	(14.8)
Rental and rental related revenue	$331.2	$290.5	$908.5	$798.0

(a)         Based on 12/31/11 foreign exchange rates.

(b)         Includes U.S. off-airport revenues of $372.3 million and $357.7 million for the three months ended September 30, 2012 and 2011, respectively, and $981.3 million and $908.9 million for the nine months ended September 30, 2012 and 2011, respectively.

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ October 31, 2012 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

EBITDA is defined as net income before net interest expense, income taxes and depreciation (which includes revenue earning equipment lease charges) and amortization. Corporate EBITDA, as presented herein, represents EBITDA as adjusted for car rental fleet interest, car rental fleet depreciation and certain other items, as described in more detail in the accompanying tables.

Management uses EBITDA and Corporate EBITDA as operating performance and liquidity metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate our two business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Corporate EBITDA as a supplemental measure because such information is utilized in the calculation of financial covenants under Hertz’s senior credit facilities.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2012 and 2011) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for the three months ended September 30, 2012 and 2011, and the nine months ended September 30, 2012 and 201l, 445.5 million, 440.9 million, 447.1 million and 447.3 million, respectively, which represents the weighted average diluted shares outstanding for each period. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue, Rental Rate Revenue Per Transaction Day and Rental Rate Revenue Per Transaction

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency.  Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.  These statistics are important to management and investors as they represent the best measurements of the changes in underlying pricing in the car rental business and encompass the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).  Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth/Decline

Same store revenue growth or decline is calculated as the year over year change in revenue for locations that are open at the end of the period reported and have been operating under our direction for more than twelve months. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (receivables, excluding car rental receivables, inventories, prepaid expenses, accounts payable and accrued liabilities), cash used for acquisitions, cash used for / provided by other investing activities, cash used / provided by non-debt financing activities and the foreign exchange impact on cash and cash equivalents. Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents cash paid by the Company during the period for interest expense relating to Corporate Debt. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Corporate Cash Flow

Corporate cash flow is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures, net of disposal proceeds and less the car rental fleet equity requirement. Corporate cash flow is important to management and investors as it represents the cash available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of our Senior Term Facility; Senior ABL Facility; Senior Notes; Senior Subordinated Notes, Convertible Senior Notes; and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

16. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  As of September 30, 2012, fleet debt consists of U.S. Fleet Variable Funding Notes, U.S. Fleet Medium Term Notes, Donlen GN II Variable Funding Notes, U.S. Fleet Financing Facility, European Revolving Credit Facility, European Fleet Notes, European Securitization, Canadian Securitization, Australian Securitization, Brazilian Fleet Financing and Capitalized Leases relating to revenue earning equipment. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.